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                                                                      EXHIBIT 11

                     LOGIX COMMUNICATIONS ENTERPRISES, INC.
                           EARNINGS PER COMMON SHARE

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                                                                               YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                         1996           1997            1998
                                                                     -------------  -------------  --------------
Income (loss) before extraordinary items and cumulative effect of
  change in accounting principle...................................  $     331,058  $     549,629  $  (38,800,885)
Extraordinary item.................................................             --       (217,488)             --
Cumulative effect of change in accounting principle................             --             --        (699,447)
                                                                     -------------  -------------  --------------
Net income (loss)..................................................  $     331,058  $     332,141  $  (39,500,332)
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------

Basic net income (loss) per common share:

Weighted average common shares outstanding.........................     71,250,000     71,250,000      71,250,000

Income before extraordinary items and cumulative effect of change
  in accounting principle..........................................  $       0.005  $       0.008  $       (0.545)

Extraordinary item.................................................  $          --  $      (0.003) $       (0.545)
Cumulative effect of change in accounting principle................             --             --          (0.009)
                                                                     -------------  -------------  --------------
Basic net income (loss) per common share...........................  $       0.005  $       0.005  $       (0.554)
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